                                                                   EXHIBIT 10.27

                                AMENDMENT NO. 6
                                       TO
                           THIRD AMENDED AND RESTATED
                       CREDIT AND REIMBURSEMENT AGREEMENT

          AMENDMENT No. 6 dated as of December 21, 1999 among ORBITAL SCIENCES CORPORATION (the "COMPANY"), the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT") and as Collateral Agent (the "COLLATERAL AGENT").

                                  WITNESSETH:

          WHEREAS, the parties hereto have heretofore entered into a Third Amended and Restated Credit and Reimbursement Agreement dated as of December 21, 1998 (as amended from time to time, the "CREDIT AGREEMENT"); and

          WHEREAS, the Company has asked the Banks to waive compliance by the Company with certain covenants set forth in the Credit Agreement for the period from and including the Amendment No. 6 Effective Date (as defined in the Credit Agreement as amended hereby) to and including February 22, 2000 (the "WAIVER PERIOD"), and the Banks are willing to do so, subject to the terms and conditions set forth herein; and

          WHEREAS, the parties hereto wish to release certain collateral and amend certain terms of the Credit Agreement as set forth herein;

          NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definition; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof', "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the Amendment No. 6 Effective Date (as defined in Section 17 below) refer to the Credit Agreement as amended hereby.

     SECTION 2. Additional Definitions. (a) Section 1.01 of the Credit Agreement is amended by adding therein the following definitions in alphabetical order:

          "ASSET SALE" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Company or any of its domestic wholly-owned Subsidiaries of any asset, but excluding (i) dispositions in the ordinary course of business, (ii) dispositions to the Company or a domestic wholly-owned Subsidiary and (iii) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement.

          "AMENDMENT NO. 6 EFFECTIVE DATE" means the date of effectiveness of Amendment No. 6 to this Agreement.

          "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate amount of expenditures by the Company and its Consolidated Subsidiaries for plant, property and equipment during such period (including any such expenditure by way of acquisition of a Person or by way of assumption of indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment).

          "EQUITY ISSUANCE" means any issuance of equity securities by the Company or any of its domestic wholly-owned Subsidiaries, other than (i) any such issuance to the Company or any of its domestic wholly-owned Subsidiaries, (ii) any such issuance pursuant to employee benefit arrangements in the ordinary course of business and (iii) any such issuance pursuant to the warrants contemplated by Section 16 of Amendment No. 6.

          "EXCLUDED CHARGES" means the non-cash charges taken by the Company with respect to certain matters as further described under "Pending Matters" in Form 10-Q filed by the Company with the Securities and Exchange Commission for the fiscal quarter ended September 30, 1999, a copy of which has been delivered by the Company to each Bank prior to the Amendment No. 6 Effective Date.

          "MDA TRANSACTION" means, collectively, the transactions contemplated by the MDA Transaction Agreement.

          "MDA TRANSACTION AGREEMENT" means the Subscription Agreement dated on or about December 21, 1999 among CAI CAPITAL PARTNERS AND COMPANY II, a limited partnership formed under the laws of the Province of Ontario, CAI PARTNERS AND COMPANY II, a


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     limited partnership formed under the laws of the Province of Ontario, CAI
     CAPITAL PARTNERS AND COMPANY II-C, a limited partnership formed under the laws of the Province of Ontario (collectively, the "CAI Entities"), a newly-formed British Columbia corporation ("NEWCO" and, together with the CAI Entities, the "PURCHASERS"), MDA and the Company, containing substantially the terms set forth in the summary thereof heretofore distributed to the Banks and otherwise in form and substance satisfactory to the Administrative Agent.

          "NET CASH PROCEEDS" means, with respect to any Reduction Event, an amount equal to the cash proceeds received by the Company or any of its domestic wholly-owned Subsidiaries from or in respect of such Reduction Event (including any cash proceeds received as interest or similar income or other proceeds of any noncash proceeds of any Asset Sale), less (i) any fees, costs and expenses reasonably incurred by such Person in respect of such Reduction Event and (ii) if such Reduction Event is an Asset Sale, any taxes actually paid or to be paid by such Person (as estimated by a senior financial or accounting officer of the Company, after giving effect to the overall tax position of the Company) in respect of such Asset Sale and the amount of any Debt secured by a Lien on an asset which is the subject of such Asset Sale and required to be discharged in connection therewith.

          "REDUCTION EVENT" means any Asset Sale or Equity Issuance.

          "RESTRICTED ACCOUNT" means a bank account established pursuant to arrangements satisfactory to the Collateral Agent which is subject to a Lien in favor of the Agents and the Banks and from which disbursements of funds may be authorized only by the Collateral Agent.

     (b) The definition of "CONSOLIDATED EBITDA" set forth in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

          "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, without duplication, the aggregate amount of (i) consolidated interest expense, (ii) income tax expense, (iii) depreciation, amortization and other similar non-cash charges, (iv) one-time accounting charges resulting in adjustments to earnings for each of the fiscal quarters of the fiscal year ended December 31, 1998, up to an aggregate amount equal to $35,600,000, (v) write-offs with respect to the investment made by the Company in CCI International N.V. for any fiscal quarter ended prior to December 31, 1999, up to an aggregate amount equal to

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



     $21,400,000 and (vi) solely for any period ended on or prior to February 22, 2000, Excluded Charges, up to an aggregate amount equal to $5,000,000.

     (c) The definition of "CONSOLIDATED NET WORTH" set forth in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

          "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries as of such date; provided that Consolidated Net Worth at any date on or prior to February 22, 2000 shall be net of the lesser of (i) the effect of any Excluded Charges recorded on or prior to such date and (ii) $40,000,000 in the aggregate.

     (d) The definition of "EARNINGS AVAILABLE FOR FIXED CHARGES" set forth in
Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

          "EARNINGS AVAILABLE FOR FIXED CHARGES" means, for any period, Consolidated Net Income for such period (excluding therefrom (i) any extraordinary items of gain or loss, (ii) any gain or loss of any other Person accounted for pursuant to the equity method, except in the case of gain to the extent of cash distributions received from such Person during the relevant period), plus the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (i) interest and rental expense, (ii) income taxes, (iii) write-offs with respect to the investment made by the Company in CCI International N.V. for any fiscal quarter ended prior to December 31, 1999, up to an aggregate amount equal to $21,400,000 and (iv) solely for any period ended on or prior to February 22, 2000, Excluded Charges, up to an aggregate amount equal to $5,000,000.

     SECTION 3. Reductions in Commitments. The existing text of Section 2.10 is redesignated subsection (a) thereof, and the following new subsections (b), (c) and (d) are added to Section 2.10:

          (b) On the Amendment No. 6 Effective Date, the Commitments shall be automatically and ratably reduced to the aggregate amount of $187,000,000.

          (c) The Commitments shall be automatically and ratably reduced on the date of consummation of the MDA Transaction, by $22,000,000


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          (d) If a Reduction Event shall occur, the Commitments shall be automatically and ratably reduced by an amount equal to the lesser of (i) 40% of the Net Cash Proceeds of such Reduction Event and (ii) the amount necessary to reduce the aggregate amount of the Commitments to $125,000,000; provided that if such portion of such Net Cash Proceeds, when aggregated with the corresponding portions of the Net Cash Proceeds of all other Reduction Events not theretofore so applied, is less than $1,000,000, such Net Cash Proceeds shall be deposited in the Restricted Account pending application pursuant to this subsection (d) in connection with a subsequent Reduction Event. Such reduction shall be effective as of the day of receipt by the Company or any of its domestic wholly-owned Subsidiaries, as the case may be, of the relevant Net Cash Proceeds.

          (e) To the extent not theretofore reduced to the same or a lesser amount, the Commitments shall be automatically and ratably reduced on August 1, 2000 to the aggregate amount of $125,000,000.

          (f)) On the date of each reduction of the Commitments pursuant to this
     Section 2.10, the Borrowers shall prepay, together with accrued interest thereon, the aggregate principal amount of the Loans in excess of the aggregate amount of the Commitments as so reduced.

     SECTION 4. Waiver of Compliance with Certain Covenants. (a) The Banks waive
(i) compliance by the Company with the provisions of Section 5.08 of the Credit Agreement and (ii) any Default arising under Section 6.01 (c) of the Credit Agreement by reason of such noncompliance; provided that the waivers granted pursuant to this Section shall be effective only so long as Consolidated Net Worth (as defined in the Credit Agreement as amended hereby) at the last day of any fiscal quarter ended during the Waiver Period will not be less than (i) $375,000,000 plus (ii) 50% of Consolidated Net Income for each fiscal quarter of the Company ended on or after September 30, 1999, for which Consolidated Net Income is positive (but with no deduction on account of any fiscal quarter for which Consolidated Net Income is negative) plus (iii) 100% of the aggregate amount by which Consolidated Net Worth shall have been increased by reason of the issuance and sale after September 30, 1999 and on or prior to such date of any capital stock or the conversion or exchange of any Debt of the Company into or with capital stock of the Company consummated after September 30, 1999 and on or prior to such day.

     (b) The Banks waive (i) compliance by the Company with the provisions of
Section 5.09 of the Credit Agreement and (ii) any Default arising under Section 6.01(c) of the Credit Agreement by reason of such noncompliance; provided that


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the waivers granted pursuant to this Section 3(b) shall be effective only so long as the Leverage Ratio will at no time during the Waiver Period exceed
5.00:1.

     (c) The Banks waive (i) compliance by the Company with the provisions of
Section 5.10 of the Credit Agreement and (ii) any Default arising under Section 6.01(c) of the Credit Agreement by reason of such noncompliance; provided that the waivers granted pursuant to this Section 3(c) shall be effective only so long as the ratio of Earnings Available for Fixed Charges to Consolidated Fixed Charges, on the last day of any fiscal quarter in each case for the four consecutive fiscal quarters then ended, will at no time during the Waiver Period be less than 1.15:1.

     (d) Each of the waivers granted pursuant to this Section shall expire on the earlier of (i) close of business (New York City time) on the last day of the Waiver Period and (ii) the first date on which the Company shall, or shall permit any other Borrower to, breach any of its obligations set forth in Section 11.

     (e) Except as provided in subsections (a), (b) and (c) above, this Section 3 shall not operate as a waiver of any right, remedy, power or privilege of the Banks under any Financing Document or of any other term or condition of any Financing Document.

     SECTION 5. Consent to MDA Transaction. The Banks hereby consent to the MDA Transaction and agree to release the Lien on the capital stock of MacDonald Dettwiler Holdings Inc. ("MDH") pledged to them under the Pledge Agreement, upon and subject to the following terms and conditions:

     (a) The MDA Transaction shall be consummated in accordance with the MDA Transaction Agreement for gross cash proceeds not less than $75,000,000.

     (b) Immediately prior to the merger between MDA and MDH contemplated by the MDA Transaction Agreement, the Collateral Agent shall release the Lien of the Banks on the capital stock of MDH so as to permit consummation of such merger (which shall be consummated on the same day as such release), and immediately following consummation of such merger and of the other principal components of the MDA Transaction (all of which shall in any event be consummated on the same day or the following day), the Company shall deliver to the Collateral Agent in pledge under the Pledge Agreement all capital stock of MDA owned by the Company following consummation of the MDA Transaction.

     (c) Upon formation of the new holding company ("NEW MDH") contemplated by the MDA Transaction Agreement, the Collateral Agent shall release the Lien of the Pledge Agreement on the capital stock of MDA pledged pursuant to clause (b) above, provided that (i) New MDH is a wholly owned


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Domestic Subsidiary of the Company and (ii) prior to or substantially simultaneously with the release of such lien, the Company shall have delivered all capital stock of New MDH to the Collateral Agent in pledge under the Pledge Agreement.

     (d) The net cash proceeds to the Company of the MDA Transaction shall be applied on the date of consummation of the MDA Transaction as follows: (i) an amount equal to $22,000,000 shall be applied to prepayment of Loans outstanding under the Credit Agreement (ratably amoung the Banks, to be applied to such Group or Groups of Loans as the Administrative Agent may determine); (ii) an amount equal to $10,000,000 shall be deposited in the Restricted Account and
(iii) the balance shall be released to the Company to be used for working capital purposes. Amounts so deposited in the Restricted Account shall be released therefrom from time to time upon request of the Company, so long as at the time no Default shall have occurred and be continuing, as follows: (A) upon consummation of the security arrangements contemplated by Section 5.19(d) of the Credit Agreement, $5,000,000 shall be released; (B) at such time as the aggregate amount of the Commitments shall have been reduced to $150,000,000 or less, $10,000,000 shall be released; (C) amounts not theretofore released pursuant to clause (A) or (B) shall be released from time to time, so long as after giving effect to such release the Company's cash balances do not exceed $10,000,000 and (D) any such request for release shall be accompanied by a certificate signed by a duly authorized officer of the Company (on which the Collateral Agent may conclusively rely) to the effect that the applicable conditions set forth above have been satisfied in connection with such release.

     (e) The Company agrees to cause the foregoing conditions to be satisfied in the event that the MDA Transaction is consummated, and agrees that any failure to do so shall constitute an Event of Default.

     (f) The Banks hereby authorize the Collateral Agent to give the acknowledgments contemplated by Sections 4.1(2) and (3) of the Unanimous Shareholders' Agreement contemplated by the MDA Transaction Agreement.

     (g) The Banks hereby waive (i) the requirement under Section 5.19(b) of the Credit Agreement that New MDH become a Guarantor and (ii) the limitations of
Section 5.14 of the Credit Agreement to the extent, and only to the extent, necessary to permit New MDH to grant the Lien on the shares of MDA pursuant to
Section 15 of the Secondary Option Agreement contemplated by the MDA Transaction Agreement, provided that the documentation establishing such Lien is satisfactory to the Collateral Agent.


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     (h) The figure "60 days" appearing in Section 6.01(i) of the Credit
Agreement is changed to "30 days".

     SECTION 6. Additional Reporting Requirements. Subsections (i) and (j) of
Section 5.01 are amended to read in their entirety as follows:

          (i) (x) no later than 10 Business Days after the Amendment No. 5 Effective Date, a statement of projected cash flows of the Company and its Consolidated Subsidiaries for each month in the six month period from and including October 1, 1999 to and including March 31, 2000 and (y) no later than the 22nd day after the end of each calendar month (starting with October 1999), a statement of projected cash flows of the Company and its Consolidated Subsidiaries for each month in the immediately succeeding six month period and for the period beginning on the first day after such calender month and ending December 31, 2000, taken as a whole, setting forth (a) in each case, at least the financial information set forth in the projected statement of cash flows of the Company and its Consolidated Subsidiaries for the third and fourth fiscal quarters of the fiscal year 1999 and each fiscal quarter of the fiscal year 2000, a copy of which has been delivered to the Banks prior to the Amendment No. 5 Effective Date,
     (b) accounts receivables at the last day of the most recently ended calendar month, (c) available cash on hand and amounts available for borrowing under this Agreement at the last day of the most recently ended calendar month, and (d) in the case of any such statement delivered pursuant to clause (y), the actual cash flows of the Company and its Consolidated Subsidiaries for the most recently ended calendar month setting forth the operating cash flows as a single line item and the financing and investing activities as separate line items;

          (j) no later than (x) 10 Business Days after the Amendment No. 5 Effective Date and (y) the 22nd day after the end of each calendar month (starting with October 1999), a summary report setting forth (1)(i) total number of units sold by ORBCOMM Global, (ii) total number of units installed by ORBCOMM Global and (iii) revenues of ORBCOMM Global derived from subscriber airtime usage (i.e. net of product sale revenues), in each case (a) for such calendar month (or, in the case of the summary report delivered within 10 Business Days after the Amendment No. 5 Effective Date, for September 1999 (the "FIRST SUMMARY REPORT")) and (b) for the period from creation of ORBCOMM Global to the last day of such calendar month (or September 1999, in the case of the First Summary Report), and (2) the numbers and revenues described in subclauses (i), (ii) and (iii) of clause
     (1) projected for the immediately succeeding calendar month (or, in the case of the First Summary Report, for October 1999) and


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     for the period beginning on the first day after such calender month and ending December 31, 2000, taken as a whole; and

     SECTION 7. Additional Permitted Investments. Section 5.07 of the Credit Agreement is amended by:

          (i) substituting the dollar amount "$157,500,000" for the dollar amount "$154,000,000" set forth in clause (d) thereof; and

          (ii) substituting the dollar amount "$45,500,000" for the dollar amount "$35,000,000" set forth in subclause (y) under clause (j) thereof.

     SECTION 8. Exception to the Subsidiary Debt Covenant. Section 5.17 of the Credit Agreement is amended to read in its entirety as follows:

                    SECTION 5.17. Subsidiary Debt. Total Debt of all of the Company's Subsidiaries (excluding (i) Loans and Letter of Credit Liabilities hereunder, (ii) Debt of a Subsidiary to the Company or to a Wholly-Owned Subsidiary of the Company and (iii) Debt consisting of performance bonds and letters of credit issued for the account of MDA in an aggregate amount not in excess of $30,000,000 to support certain contractual obligations, including obligations in an aggregate amount of approximately $10,000,000 for construction of the Radarsat 2 satellite, of approximately $8,000,000 under a contract with respect to a Malaysian ground station, of approximately $3,000,000 under a contract with respect to a Taiwanese ground station and of approximately $9,000,000 with respect to miscellaneous performance bonds) will at no time exceed 55% of Consolidated Tangible Net Worth."

     SECTION 9. Additional Covenants Regarding Collateral. New subsections (d) and (e) are added immediately after subsection (c) of Section 5.19 of the Credit Agreement, to read in their entirety as follows:

          (d) The Company shall use its commercially reasonable efforts to obtain all necessary consents for the pledge to the Collateral Agent for the benefit of the Banks of all of the capital stock and other equity interests of Magellan held directly or indirectly by the Company and, within 5 days of obtaining such consents, shall (i) enter into, or such cause its Subsidiaries to enter into, a pledge agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which the Company or such Subsidiaries, as the case may be, shall grant a perfected first priority Lien to the Collateral Agent for the benefit of the Banks on all of such capital stock or other equity interests, (ii) take all action necessary or (in


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     the opinion of the Collateral Agent or the Required Lenders) desirable to perfect and protect the Liens intended to be created by the pledge agreement described in clause (i) and (iii) deliver to the Collateral Agent and the Lenders such opinions of counsel, in form and substance reasonably satisfactory to the Collateral Agent, as the Collateral Agent shall reasonably request.

          (e) On or prior to 30 days after the Amendment No. 6 Effective Date, the Company shall (i) execute and deliver to the Collateral Agent a mortgage in form and substance reasonably satisfactory to the Collateral Agent pursuant to which the Company shall grant to the Collateral Agent for the benefit of the Banks a perfected first priority Lien on (x) approximately 11.5671 acres of real property, comprising lots 1 and 2 as recorded in Deed Book 948, page 1041, among the land records of Loudoun County, Virginia, and (y) approximately 9.2922 acres of real property, comprising lots 3 and 4, as recorded in Deed Book 948, page 1041, among the land records of Loudoun County, Virginia, (ii) deliver to the Collateral Agent such surveys, title reports and title insurance as the Collateral Agent shall reasonably request, (iii) take all action necessary or (in the opinion of the Collateral Agent or the Required Lenders) desirable to perfect and protect the Liens intended to be created by the mortgage described in clause (i) and (iv) deliver to the Collateral Agent and the Lenders such opinions of counsel, in form and substance reasonably satisfactory to the Collateral Agent, as the Collateral Agent shall reasonably request.

     SECTION 10. Additional Covenant to Limit Consolidated Capital Expenditures. A new Section 5.20 is added immediately after Section 5.19 of the Credit Agreement, to read in its entirety as follows:

                    SECTION 5.20. Consolidated Capital Expenditure. At any date the aggregate amount of Consolidated Capital Expenditures for the period from and including December 1, 1999 to and including such date, will not exceed $9,000,000.

     SECTION 11. Bankers Meeting; Strategic Plan. A new section 5.21 to the Credit Agreement is added immediately after Section 5.20 thereof, to read in its entirety as follows:

                    SECTION 5.21 January 2000 Bankers Meeting. The Company shall:


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          (a) On or prior to January 27, 2000 (i) host a bankers meeting, at which meeting the Company shall discuss with the Banks its detailed strategic plan to address liquidity for the fiscal year 2000, and (ii) provide the Banks in reasonable detail information regarding the strategic plans of the Company and its Subsidiaries, as well as any other information regarding the Company and its Subsidiaries as any Bank may reasonably request.

          (b) At least three Domestic Business Days prior to the date of the bankers' meeting referred to in subsection (a) (but in any event no later than January 24, 2000), deliver to each of the Lenders a strategic plan setting forth in reasonable detail the strategic plans of the Company which plan shall include the information set forth in clause (i) of subsection
     (a) of this Section.

     SECTION 12. Additional Events of Default. Section 6.01(c) of the Credit Agreement is amended to read in its entirety as follows:

          (c) any Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.01(g) and 5.07 to 5.21 inclusive;

     SECTION 13. Limitation on New Extensions of Credit. The Company agrees that neither Company nor any other Borrower shall deliver a Notice of Borrowing under the Credit Agreement or a request for issuance of a Letter of Credit under the Credit Agreement or otherwise request any Bank (including the LC Bank) to extend any credit to the Company or any other Borrower under the Credit Agreement, and that, notwithstanding any provision of the Credit Agreement (including Sections 2.01, 2.03 and 3.02), on and after the date hereof, no Bank (including the LC
Bank) shall be required to make any Loan, or issue or participate in any Letter of Credit (it being understood that nothing in this sentence shall be construed to prohibit the Company from delivering a Notice of Interest Rate Election with respect to any Loan outstanding prior to the date hereof and continuing or converting such Loan on the terms set forth in such Notice of Interest Rate Election).

     SECTION 14. Amendment to Pricing Schedule. The Pricing Schedule to the Credit Agreement is amended by substituting the date "February 22, 2000" for the date "December 30, 1999" set forth in paragraph immediately after the table set forth therein.

     SECTION 15. New York Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.


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     SECTION 16. Warrants. The Company will, not later than January 15, 2000, deliver to the Administrative Agent for the account of the Approving Banks (as defined below) ratably in proportion to their Commitments, warrants in form satisfactory to the Administrative Agent entitling the holder to purchase up to 100,000 shares of Common Stock, par value $.01 per share, of the Company for a period expiring on the fifth anniversary of the date of issuance thereof at an exercise price of $0.01 per share, subject to customary antidilution protection and registration rights.

     SECTION 17. Counterparts, Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective on the date (the "AMENDMENT NO. 6 EFFECTIVE DATE") on which the Administrative Agent shall have received:

          (a) duly executed counterparts hereof signed by the Company and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); and

          (b) an amendment fee in the amount of $500,000, for the ratable account of those Banks (the "APPROVING BANKS") from which approval of this Amendment shall have been received at or prior to the later of (i) the time the condition in clause (a) is satisfied and (ii) 12:00 noon, New York City time, on December 22, 1999. The determination of the Administrative Agent as to timing of the receipt of a Bank's approval shall be conclusive.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                         ORBITAL SCIENCES CORPORATION

                         By
                           -------------------------------------
                         Name:
                         Title:


                         MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK

                         By
                           -------------------------------------
                         Name:
                         Title:


                         THE BANK OF NOVA SCOTIA

                         By
                           -------------------------------------
                         Name:
                         Title:


                         BANK OF AMERICA, N.A., f/k/a
                           NATIONSBANK, N.A.

                         By
                           -------------------------------------
                         Name:
                         Title:


                         FIRST UNION COMMERCIAL CORPORATION

                         By
                           -------------------------------------
                         Name:
                         Title:

                         DEUTSCHE BANK AG, NEW YORK
                           AND/OR CAYMAN ISLAND BRANCHES

                         By
                           -------------------------------------
                         Name:
                         Title:


                         By
                           -------------------------------------
                         Name:
                         Title:


                         KEYBANK NATIONAL ASSOCIATION

                         By
                           -------------------------------------
                         Name:
                         Title:


                         BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                         By
                           -------------------------------------
                         Name:
                         Title:


                         WACHOVIA BANK, N.A.

                         By
                           -------------------------------------
                         Name:
                         Title:


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



                         CHEVY CHASE BANK

                         By
                           -------------------------------------
                         Name:
                         Title:


                         MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK, as Administrative Agent and as
                           Collateral Agent

                         By
                           -------------------------------------
                         Name:
                         Title:



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